Exhibit 99.1

Alliant Energy
4902 North Biltmore Lane
P.O. Box 77007
Madison, WI 53707-1007
www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contact:	Rob Crain (608) 458-4469
Investor Relations:		Jamie Freeman (608) 458-3274

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2008 RESULTS

MADISON, Wis. – May 1, 2008 – Alliant Energy Corp. (NYSE: LNT) today announced net income and earnings per share (EPS) for the first quarter of 2008 of $68.1 million and $0.62, respectively, compared to $63.9 million and $0.55 for the same period in 2007. A summary of Alliant Energy’s first quarter earnings is as follows (net income in millions):

	2008		2007
Earnings from continuing operations:	Net Income	EPS	Net Income	EPS
Utility	$55.6	$0.50	$56.7	$0.49
Non-regulated	8.4	0.08	6.2	0.05
Parent (primarily interest income)	4.1	0.04	2.3	0.02
Total earnings from continuing operations	68.1	0.62	65.2	0.56
Loss from discontinued operations	--	--	(1.3)	(0.01)
Net income	$68.1	$0.62	$63.9	$0.55

EPS for Alliant Energy’s utility business was slightly higher in the first quarter of 2008 as compared to the same period in 2007 due to the positive impacts on electric and gas sales caused by colder weather in 2008, costs related to winter storms in Interstate Power and Light Co.’s (IPL’s) service territories that reduced EPS in the first quarter of 2007 and the accretive effect of fewer shares outstanding in 2008 following the completion of Alliant Energy’s common stock repurchase program in 2007. These items were partially offset by the impacts of retail fuel cost recoveries at Wisconsin Power and Light Co. (WPL) and higher transmission-related costs at IPL.

EPS for Alliant Energy’s non-regulated businesses was higher in the first quarter of 2008 as compared to the same period in 2007 primarily due to improved earnings from the RMT WindConnect® business. EPS for the parent company was higher in the first quarter of 2008 as compared to the same period in 2007 primarily due to higher interest income earned on short-term investments purchased with a portion of the IPL electric transmission asset sale proceeds, which were distributed to the parent company in the fourth quarter of 2007.

“I am pleased with the solid financial results produced in the first quarter,” said Bill Harvey, Alliant Energy Chairman, President, and CEO. “In addition, we have received several regulatory approvals since the beginning of the year that enable us to continue executing on our utility infrastructure investment plan that balances reliability, economics and the environment. We look forward to working constructively with all interested parties on our remaining regulatory applications.”

Additional details regarding Alliant Energy’s first quarter EPS from continuing operations for 2008 and 2007 are as follows:

	2008	2007	Variance
Utility operations:
Electric margins:
Retail fuel-related impacts at WPL	($0.03)	$0.04	($0.07)
Net impact of weather and weather hedges	0.01	(0.01)	0.02
Other (primarily increase in weather-normalized sales)			0.01
Gas margins:
Net impact of weather and weather hedges	0.02	(0.01)	0.03
Gains from performance-based gas commodity recovery program at WPL	--	0.02	(0.02)
Other (primarily decrease in weather-normalized sales)			(0.01)
Operating expenses:
Net impact from sale of IPL’s electric transmission assets			(0.05)
Winter storm costs in IPL’s service territories in Q1 2007	--	(0.04)	0.04
Incentive-related compensation costs	--	(0.02)	0.02
Regulatory asset charge in Q1 2007	--	(0.02)	0.02
Accretive effect of fewer shares outstanding			0.02
Total utility operations	0.50	0.49	0.01

Non-regulated operations:
RMT and WindConnect®	0.03	0.01	0.02
Non-regulated Generation	0.03	0.02	0.01
Transportation	0.02	0.01	0.01
Gain on investment sold	--	0.02	(0.02)
Other (primarily interest and taxes)	--	(0.01)	0.01
Total non-regulated operations	0.08	0.05	0.03

Parent company (primarily interest income)	0.04	0.02	0.02

Earnings per share from continuing operations	$0.62	$0.56	$0.06

2008 Earnings Guidance

Alliant Energy’s earnings guidance for 2008 remains unchanged at $2.55 – $2.75 per share. The guidance for the non-regulated businesses is up slightly, primarily due to performance at RMT and its WindConnect® business. This increase is offset by a decrease at the parent company resulting from lower forecasted interest income due to lower rates on short term investments.

Alliant Energy’s earnings guidance for 2008 is as follows:

	Prior	Current
Utility business	$2.23 - 2.43	$2.23 - 2.43
Non-regulated businesses	0.19 - 0.23	0.21 - 0.25
Parent company	0.10 - 0.12	0.08 - 0.10
Alliant Energy	$2.55 - 2.75	$2.55 - 2.75

The guidance does not include the impact of any potential asset valuation charges that Alliant Energy may incur, the impact of certain non-cash mark-to-market adjustments, the impact of any future adjustments made to Alliant Energy's deferred tax asset valuation allowances, the impacts of any cumulative effects of changes in accounting principles or any gains/losses and related tax impact that may be realized from possible sales of certain Alliant Energy assets that would be reported in earnings from continuing operations. Finally, the guidance also assumes that no businesses will be re-classified to "discontinued operations".

Drivers for Alliant Energy’s earnings estimates include, but are not limited to:
•	Normal weather conditions in its utility service territories for the remainder of the year
•	Ability to recover future purchased power, fuel and fuel-related costs through rates in a timely manner
•	Continuing economic development and sales growth in its utility service territories
•	Continuing cost controls and operational efficiencies
•	Ability of IPL and WPL to recover their operating costs and deferred expenditures, and to earn a reasonable rate of return in current and future rate proceedings

•	Execution of IPL’s and WPL’s generation build-out and environmental expenditure plans
•	Ability to utilize tax capital losses generated to-date, and those that may be generated in the future, before they expire

Earnings Conference Call

A conference call to review the first quarter 2008 results is scheduled for Thursday, May 1st at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer William D. Harvey and Senior Executive Vice President and Chief Financial Officer Eliot G. Protsch will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 866-454-4207 (United States or Canada) or 913-312-6697 (International), passcode 3497403. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. A replay of the call will be available through May 8, 2008, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 3497403. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

Alliant Energy is the parent company of two public utility companies – Interstate Power and Light Company and Wisconsin Power and Light Company – and of Alliant Energy Resources, Inc., the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with subsidiaries serving approximately 1 million electric and 400,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company's primary focus. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company's Web site at www.alliantenergy.com.

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expect” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by the following factors, among others: federal and state regulatory or governmental actions, including the impact of energy-related and tax legislation and regulatory agency orders; IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs and deferred expenditures, the earning of reasonable rates of return and the payment of expected levels of dividends; current or future litigation, regulatory investigations, proceedings or inquiries; developments that adversely impact the ability to implement the strategic plans including unanticipated issues in connection with construction of new generating facilities and Wisconsin Power and Light Company’s proposed purchase of Alliant Energy Resources, Inc.’s electric generating facility in Neenah, Wisconsin; issues related to the availability of the generating facilities and the supply and delivery of fuel and purchased electricity and price thereof, including the ability to recover and retain purchased power, fuel and fuel-related costs through rates in a timely manner; the impact fuel and fuel-related prices and other economic conditions may have on IPL’s and WPL’s customers’ demand for utility services; issues associated with environmental remediation efforts and with environmental compliance generally; potential impacts of any future laws or regulations regarding global climate change or carbon emissions reductions; financial impacts of hedging strategies, including the impact of weather hedges on earnings; unplanned outages at generating facilities and risks related to recovery of incremental costs through rates; the direct or indirect effects resulting from terrorist incidents or responses to such incidents; unanticipated impacts that storms or natural disasters in the service territories may have on operations; economic and political conditions in the service territories; the growth rate of ethanol and biodiesel production in the service territories; the utilities ability to achieve and/or sustain its dividend payout ratio goal; any material post-closing adjustments related to past asset divestitures; employee workforce factors, including changes in key executives, collective bargaining agreements or work stoppages; continued access to the capital markets under competitive terms and rates; access to technological developments; issues related to electric transmission, including operating in the Midwest Independent System Operator (MISO) energy market, the impacts of potential future billing adjustments from MISO and recovery of costs incurred; inflation and interest rates; the impact of necessary accruals for the terms of incentive compensation plans; the effect of accounting pronouncements issued periodically by standard-setting bodies; the ability to successfully complete ongoing tax audits and appeals with no material impact on earnings and cash flows; and factors listed in the “2008 Earnings Guidance” section of this press release. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the “2008 Earnings Guidance” section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months
	Ended March 31,
	2008	2007
	(dollars in millions, except per
Operating revenues:	share amounts)
Utility:
Electric	$567.7	$553.5
Gas	308.5	288.3
Other	17.9	18.0
Non-regulated	97.9	52.9
	992.0	912.7

Operating expenses:
Utility:
Electric production fuel and purchased power	301.5	280.3
Cost of gas sold	232.1	211.9
Other operation and maintenance	164.8	164.6
Non-regulated operation and maintenance	80.8	41.3
Depreciation and amortization	61.6	66.0
Taxes other than income taxes	26.1	27.8
	866.9	791.9

Operating income	125.1	120.8

Interest expense and other:
Interest expense	29.7	29.6
Equity income from unconsolidated investments	(7.5)	(7.5)
Allowance for funds used during construction	(3.2)	(1.5)
Preferred dividend requirements of subsidiaries	4.7	4.7
Interest income and other	(7.1)	(8.5)
	16.6	16.8

Income from continuing operations before income taxes	108.5	104.0

Income taxes	40.4	38.8

Income from continuing operations	68.1	65.2

Loss from discontinued operations, net of tax	--	(1.3)

Net income	$68.1	$63.9

Weighted average number of common shares outstanding (basic) (000s)	110,148	115,420

Weighted average number of common shares outstanding (diluted) (000s)	110,304	115,754

Earnings per weighted average common share (basic and diluted):
Income from continuing operations	$0.62	$0.56
Loss from discontinued operations	--	(0.01)
Net income	$0.62	$0.55

Dividends declared per common share	$0.35	$0.3175

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
ASSETS	2008	2007
	(in millions)
Property, plant and equipment:
Utility:
Electric plant in service	$5,680.5	$5,633.7
Gas plant in service	733.5	726.3
Other plant in service	476.1	466.8
Accumulated depreciation (accum depr.)	(2,727.7)	(2,692.5)
Net plant	4,162.4	4,134.3
Construction work in progress:
Cedar Ridge Wind Farm	99.1	41.8
Other	156.5	153.6
Other, less accumulated depreciation	21.3	4.6
Total utility	4,439.3	4,334.3
Non-regulated and other:
Non-regulated Generation, less accum. depr.	237.6	240.5
Other non-regulated investments, less accum. depr.	66.3	66.1
Alliant Energy Corporate Services, Inc. and other, less accum. depr.	39.5	39.0
Total non-regulated and other	343.4	345.6
	4,782.7	4,679.9

Current assets:
Cash and cash equivalents	632.4	745.6
Accounts receivable:
Customer, less allowance for doubtful accounts	275.6	154.7
Unbilled utility revenues	128.1	151.6
Other, less allowance for doubtful accounts	68.5	40.6
Production fuel, at weighted average cost	82.7	92.2
Materials and supplies, at weighted average cost	47.2	45.6
Gas stored underground, at weighted average cost	12.9	70.5
Regulatory assets	45.7	58.5
Derivative assets	41.1	34.1
Other	67.9	78.9
	1,402.1	1,472.3

Investments:
Investment in American Transmission Company LLC	174.3	172.2
Other	65.8	65.7
	240.1	237.9

Other assets:
Regulatory assets	467.7	491.7
Deferred charges and other	296.5	307.9
	764.2	799.6

Total assets	$7,189.1	$7,189.7

ALLIANT ENERGY CORPORATION
CONDENSDED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Continued)

	March 31,	December 31,
CAPITALIZATION AND LIABILITIES	2008	2007
	(in millions, except per
	share and share amounts)
Capitalization:
Common stock - $0.01 par value - authorized 240,000,000 shares;
outstanding 110,436,824 and 110,359,314 shares	$1.1	$1.1
Additional paid-in capital	1,493.3	1,483.4
Retained earnings	1,232.0	1,205.2
Accumulated other comprehensive income	0.8	0.2
Shares in deferred compensation trust - 242,189 and 294,196 shares
at a weighted average cost of $30.85 and $29.65 per share	(7.5)	(8.7)
Total common equity	2,719.7	2,681.2

Cumulative preferred stock of subsidiaries, net	243.8	243.8
Long-term debt, net (excluding current portion)	1,403.6	1,404.5
	4,367.1	4,329.5

Current liabilities:
Current maturities	140.1	140.1
Commercial paper	79.9	81.8
Other short-term borrowings	3.1	29.5
Accounts payable	333.9	346.7
Regulatory liabilities	85.9	86.5
Accrued taxes	87.4	74.7
Other	173.0	177.7
	903.3	937.0

Other long-term liabilities and deferred credits:
Deferred income taxes	838.4	822.9
Regulatory liabilities	665.5	656.4
Pension and other benefit obligations	199.6	206.4
Other	211.3	233.6
	1,914.8	1,919.3

Minority interest	3.9	3.9

Total capitalization and liabilities	$7,189.1	$7,189.7

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months
	Ended March 31,
	2008	2007
	(in millions)
Cash flows from operating activities:
Net income	$68.1	$63.9
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	61.6	66.0
Other amortizations	11.8	12.0
Deferred tax expense (benefit) and investment tax credits	(1.3)	10.2
Equity income from unconsolidated investments, net	(7.5)	(7.5)
Distributions from equity method investments	6.4	4.4
Other	0.3	(4.6)
Other changes in assets and liabilities:
Accounts receivable	(47.6)	61.9
Sale of accounts receivable	(75.0)	(50.0)
Income tax refunds receivable	13.4	16.7
Gas stored underground	57.6	41.8
Derivative assets	(10.0)	(1.9)
Regulatory assets	5.8	80.8
Accounts payable	(9.7)	(19.4)
Accrued taxes	13.0	(4.3)
Derivative liabilities	(23.3)	(61.9)
Regulatory liabilities	5.9	(19.3)
Deferred revenues	32.3	0.4
Accrued incentive compensation and other	(14.9)	(21.6)
Net cash flows from operating activities	86.9	167.6

Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(126.5)	(97.4)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(6.3)	(5.2)
Proceeds from asset sales	0.4	57.9
Purchases of emission allowances	--	(23.9)
Changes in restricted cash	(1.2)	11.9
Other	17.3	11.6
Net cash flows used for investing activities	(116.3)	(45.1)

Cash flows used for financing activities:
Common stock dividends	(38.6)	(36.8)
Repurchase of common stock	(1.4)	(145.1)
Proceeds from issuance of common stock	0.7	25.4
Reductions in long-term debt	(1.0)	(62.0)
Net change in short-term borrowings	(28.3)	(76.6)
Changes in cash overdrafts	(16.9)	12.3
Other	1.7	4.6
Net cash flows used for financing activities	(83.8)	(278.2)

Net decrease in cash and cash equivalents	(113.2)	(155.7)
Total cash and cash equivalents at beginning of period	745.6	266.0
Total cash and cash equivalents at end of period	632.4	110.3
Less: cash and cash equivalents classified as held for sale at end of period	--	0.1
Cash and cash equivalents at end of period	$632.4	$110.2

KEY FINANCIAL AND OPERATING STATISTICS
	March 31, 2008	March 31, 2007
Common shares outstanding (000s)	110,437	113,733
Book value per share	$24.63	$22.54
Quarterly common dividend rate per share	$0.35	$0.3175

	Quarter Ended March 31,
	2008	2007
Utility electric sales (000s of MWh)
Residential	2,142	2,058
Commercial	1,511	1,498
Industrial	3,059	3,007
Retail subtotal	6,712	6,563
Sales for resale:
Wholesale	942	808
Bulk power and other	265	581
Other	44	45
Total	7,963	7,997

Utility retail electric customers (at Mar. 31)
Residential	841,053	834,170
Commercial	134,006	132,528
Industrial	2,968	2,940
Total	978,027	969,638

Utility gas sold and transported (000s of Dth)
Residential	15,096	14,144
Commercial	9,970	8,836
Industrial	1,514	1,727
Retail subtotal	26,580	24,707
Interdepartmental	269	503
Transportation and other	18,911	16,460
Total	45,760	41,670

Utility retail gas customers (at Mar. 31)
Residential	364,695	360,771
Commercial	45,451	45,105
Industrial	586	598
Total	410,732	406,474

Margin increases (decreases) from net impacts of weather (in millions) -
Electric margins -
Weather impacts on demand compared to
normal weather	$6	$1
Gains (losses) from weather derivatives	(3)	(2)
Net weather impact	$3	($1)

Gas margins -
Weather impacts on demand compared to
normal weather	$8	$1
Gains (losses) from weather derivatives	(3)	(2)
Net weather impact	$5	($1)

	For The Quarter Ended March 31,
	2008	2007	Normal (b)
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	3,926	3,453	3,319
Madison, Wisconsin (WPL)	3,940	3,509	3,469

(a) Alliant Energy entered into weather derivatives based on HDDs to reduce potential volatility on its margins from the impacts of weather during the months of January through March.
(b) Normal degree days are calculated using a 20-year rolling average.